Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jeffery A. Bryson
VP of Investor Relations
ScanSource, Inc.
864 286-4305

SCANSOURCE REPORTS RECORD RESULTS

*Sales increase 8% to $390.4 million

GREENVILLE, SC—October 27, 2005—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced financial results for its quarter ended September 30, 2005.

QE 9/30/05 capsule:

Net sales	$390.4 million
Net income	$9.3 million
Non-GAAP net income	$10.0 million
Diluted EPS	$0.72 per share
Non-GAAP diluted EPS	$0.77 per share

For the quarter ended September 30, 2005, net sales increased 8% to a record $390.4 million compared to $362.7 million for the quarter ended September 30, 2004.

“We were very pleased with our overall results, highlighted by exceptional performance in our Catalyst business unit,” said Mike Baur, President and CEO of ScanSource. “Our international segment also exceeded our expectations during a seasonally slower quarter.”

ScanSource Reports First Quarter Results

Net income, based upon Generally Accepted Accounting Principles (GAAP), increased 5% to $9.3 million for the quarter ended September 30, 2005 versus $8.9 million for the quarter ended September 30, 2004. Diluted earnings per share increased 6% to $0.72 per share, compared to $0.68 in the prior year quarter.

Beginning the September 2005 quarter, the Company was required to adopt FASB Statement 123(R), Share-Based Payments, which mandates expensing share-based compensation cost. If the Company had not adopted Statement 123(R) for the September 30, 2005 quarter, net income would have been $687,000 higher or $10.0 million compared to $8.9 million for the September 2004 quarter, an increase of 12%. Diluted earnings per share would have been $.77 compared to $.68 for the September 2004 quarter, an increase of 13%. Comparable results herein for the quarter ended September 30, 2004 do not reflect the effects of adopting Statement 123(R), which was not yet in effect. Please refer to the Company’s statements regarding non-GAAP financial information and the related reconciliation of GAAP results to non-GAAP results located in this release and also located in the Investor Relations section of the Company’s website at www.scansource.com.

Non-GAAP Financial Information

The reconciliation below shows the effects on the quarterly results if the Company had not adopted Statement 123(R). This non-GAAP data is included with the intention of providing investors a more complete understanding of our operational results and trends as compared with prior period results, but should only be used in conjunction with results reported in accordance with GAAP.

ScanSource Reports First Quarter Results

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Quarter ended September 30,
	2005	2004
Net income	$9,334	$8,914
Share-based payment expense under statement 123(R)	687	—

Non-GAAP net income	$10,021	$8,914

Net income per common share, assuming dilution	$0.72	$0.68

Non-GAAP net income per common share, assuming dilution	$0.77	$0.68

Forecast for Next Quarter

The Company announced its financial forecast for the second quarter of fiscal 2006. ScanSource expects net revenues for the December 2005 quarter could range from $385 million to $405 million.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause such a difference, see the Company’s annual report on Form 10K filed with the Securities and Exchange Commission.

ScanSource Reports First Quarter Results

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products, including automatic identification and data capture (AIDC) and point-of-sale (POS) products through its ScanSource sales unit; Avaya voice, data and converged communications products through its Catalyst Telecom sales unit; communications products from Intel and NEC through its Paracon sales unit; and electronic security products through its ScanSource Security Distribution unit.

The Company serves the North America marketplace and has an international segment which sells AIDC and POS products in Latin America and Europe. Founded in 1992, the Company markets products from more than 100 technology manufacturers to over 16,000 value-added technology resellers and is committed to empowering them with tools and services designed to help them grow. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansource.com.

ScanSource Reports First Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005 (unaudited)	June 30, 2005 *
Assets
Current Assets
Cash and cash equivalents	$16,781	$8,609
Trade & notes receivable, net	227,439	215,190
Other receivables	6,116	5,479
Inventories	184,795	178,917
Prepaid expenses and other assets	2,762	3,546
Deferred income taxes	10,038	10,227

Total current assets	447,931	421,968

Property and equipment, net	23,099	23,299
Goodwill	13,773	12,915
Other assets, including identifiable intangible assets	3,624	8,888

Total assets	$488,427	$467,070

Liabilities and Shareholders’ Equity

Current Liabilities
Current portion of long-term debt	$510	$564
Short-term borrowings	—	4,478
Trade accounts payable	190,406	173,255
Accrued expenses and other liabilities	19,828	22,133

Total current liabilities	210,744	200,430

Deferred income taxes	1,173	1,008
Long-term debt	5,986	6,045
Borrowings under revolving credit facility	31,693	31,269
Other long-term liabilities	1,794	1,341

Total liabilities	251,390	240,093

Minority interest	744	1,092

Shareholders’ Equity
Common stock	66,654	65,381
Retained earnings	166,354	157,020
Accumulated other comprehensive income	3,285	3,484

Total shareholders’ equity	236,293	225,885

Total liabilities and shareholders’ equity	$488,427	$467,070

*	Derived from audited financial statements at June 30, 2005.

ScanSource Reports First Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended September 30,
	2005	2004
Net sales	$390,396	$362,709
Cost of goods sold	350,067	325,727

Gross profit	40,329	36,982

Selling, general and administrative expenses	25,009	22,312

Operating income	15,320	14,670

Other expense (income):
Interest expense	511	413
Interest income	(149)	(216)
Other (income) expense	(48)	47

Other expense (income), net	314	244

Income before income taxes and minority interest	15,006	14,426

Provision for income taxes	5,613	5,482

Income before minority interest	9,393	8,944

Minority interest in income of consolidated subsidiaries, net of income taxes	59	30

Net income	$9,334	$8,914

Per share data:
Net income per common share, basic	$0.74	$0.71

Weighted-average shares outstanding, basic	12,666	12,580

Net income per common share, assuming dilution	$0.72	$0.68

Weighted-average shares outstanding, assuming dilution	13,006	13,053

ScanSource Reports First Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Quarter Ended September 30, 2005

(In thousands, except per share data)

	GAAP QE Sep 30 2005	FASB 123(R) Share-Based Payment Expense	Non -GAAP QE Sep 30 2005
Net sales	$390,396		$390,396
Cost of goods sold	350,067		350,067

Gross profit	40,329		40,329

Selling, general and administrative	25,009	(892)	24,117

Operating income	15,320	892	16,212

Other expense (income):
Interest expense	511		511
Interest income	(149)		(149)
Other (income) expense	(48)		(48)

Other expense, net	314	—	314

Income before taxes & minority interest	15,006	892	15,898

Provision for income taxes	5,613	205	5,818

Income before minority interest	9,393	687	10,080

Minority interest in income of consolidated subsidiaries, net of income taxes	59	—	59

Net income	$9,334	$687	$10,021

Per share data:

Net income per common share, basic	$0.74		$0.79

Net income per common share, assuming dilution	$0.72		$0.77